Exhibit 10.217

Las Vegas Multi

Loan No. 502861576

PROMISSORY NOTE

(Mezzanine Loan)

Note Amount: $20,000,000.00

Maturity Date: The Payment Date in August, 2009

THIS PROMISSORY NOTE (this “Note”), is made as of August 1, 2007 by the undersigned, as maker (collectively, jointly and severally, “Borrower”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION and its successors or assigns, as payee (“Lender”).

R E C I T A L S:

A. This Note evidences a loan (the “Loan”) made by Lender to Borrower in the original principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Loan Amount”) and secured by, inter alia, that certain Loan and Security Agreement of even date herewith (as same may hereafter be amended, modified or supplemented, collectively, the “Security Instrument”) from Borrower, as borrower, in favor of and for the benefit of Lender, as lender, and the other Loan Documents;

B. Borrower and Lender intend these Recitals to be a material part of this Note.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower does hereby covenant and promise to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), in immediately available funds, at Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina 28262 or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States of America, the Loan Amount and all other amounts due or becoming due hereunder, to the extent not previously paid in accordance herewith, together with all interest accrued thereon through the date the Loan is repaid in full, at the Interest Rate (as hereinafter defined) to be computed on the basis of the actual number of days elapsed in a 360 day year, on so much of the Loan Amount as is from time to time outstanding on the first day of the applicable Interest Accrual Period (as hereinafter defined).

SECTION 1. DEFINITIONS

As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument.

“Additional Taxes” shall have the meaning set forth in Section 2.1(d) hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System, and any successor thereof.

“Capital Adequacy Rule” shall mean any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof adopted by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency.

“First Interest Accrual Period” shall mean the period commencing on the Closing Date and ending on, but excluding, the Payment Date first occurring after the Closing Date.

“Interest Accrual Period” shall mean the period from the ninth (9th) day of each month through and including the eighth (8th) day of the following month, provided that, notwithstanding the foregoing, (a) Lender shall have the one (1) time right to change the Interest Accrual Period by giving notice of such change to Borrower and (b) the first (1st) Interest Accrual Period shall be the First Interest Accrual Period.

“Interest Determination Date” shall mean (i) with respect to any Interest Accrual Period prior to the Interest Accrual Period that commences in the month during which the Securitization Closing Date occurs, two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which the applicable Interest Accrual Period commences; (ii) with respect to the Interest Accrual Period that commences in the month in which the Securitization Closing Date occurs, the date that is two (2) LIBOR Business Days prior to the Securitization Closing Date and (iii) with respect to each Interest Accrual Period thereafter, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Accrual Period commences, provided that notwithstanding the foregoing, (a) Lender shall have the one (1) time right to change the Interest Determination Date by giving notice of such change to Borrower and (b) with respect to the First Interest Accrual Period, the Interest Determination Date shall be two (2) LIBOR Business Days prior to the Closing Date.

“Interest Rate” shall mean the rate per annum (expressed as a percentage) equal to the LIBOR Rate plus the LIBOR Margin, or if Lender shall exercise its rights under Section 2.6, the interest rate specified therein.

“LIBOR Business Day” shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

“LIBOR Margin” shall mean two hundred fifty (250) basis points per annum.

“LIBOR Rate” shall mean the rate per annum calculated as set forth below:

(i) With respect to each Interest Accrual Period, the rate for deposits in Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the Interest Determination Date with respect to such Interest Accrual Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single transaction in the relevant market at the relevant time.

(ii) In the event that Lender shall have determined in its reasonable discretion that none of the methods set forth in the definition of “LIBOR Rate” herein are available, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the LIBOR Rate, commencing with such related Interest Accrual Period, shall be the LIBOR Rate in effect for the most recent Interest Accrual Period.

“Parent” shall mean, with respect to Lender, any Person Controlling Lender.

“Payment” shall have the meaning set forth in Section 2.2(a) hereof.

“Payment Date” shall mean the ninth (9th) day of each month, or if such day is not a Business Day, the immediately preceding Business Day. Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date by giving notice of such change to Borrower.

“Securitization Closing Date” shall mean the date upon which a Securitization closes.

SECTION 2. PAYMENTS AND LOAN TERMS

Section 2.1. Payments.

(a) Payments under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:

(i) interest at the Interest Rate for the First Interest Accrual Period shall be due and payable on the Closing Date;

(ii) interest at the Interest Rate in effect for the Interest Accrual Period immediately preceding each Payment Date shall be due and payable on the Payment Date in September 2007 and on each subsequent Payment Date through and including the month preceding the month during which occurs the Maturity Date, as such Maturity Date may be extended from time to time pursuant to Section 2.1(e) hereof; and

(iii) the entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges and sums due hereon and on the other Loan Documents shall be due and payable on the Payment Date occurring in August 2009 (the “Maturity Date”), as such Maturity Date may be extended from time to time pursuant to Section 2.1(e) hereof.

(b) Payments shall be paid by Borrower, without setoff or counterclaim, by wire transfer to Lender or to such other location or account as Lender may specify to Borrower from time to time, in Federal or other immediately available funds in lawful money of the United States of America, not later than 12:00 Noon, New York City time, on each Payment Date. If any payment hereunder or under any of the other Loan Documents becomes due and payable on a day other than a Business Day, such payment shall not be payable until the next succeeding Business Day; provided, however, if such next succeeding Business Day falls within the next calendar month, such payment shall be due and payable on the immediately preceding Business Day. If the date for any payments of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

(c) Lender shall determine the LIBOR Rate as in effect from time to time on each Interest Determination Date, and each such determination of the LIBOR Rate shall be conclusive and binding absent manifest error.

(d) Payments made by Borrower under this Note shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called “Additional Taxes”). If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.

(e) Notwithstanding anything contained herein or in any other Loan Document, Borrower shall have three (3) consecutive options to extend the term of the Loan from the then scheduled Maturity Date, each of said extension options for a period of one (1) year (each, an “Extension Option”, and the term extended pursuant thereto, an “Extension Term”); provided that, with respect to the exercise of each Extension Option (i) Lender has received written notice not more than one hundred eighty (180) days but not less than thirty (30) days prior to the Maturity Date that Borrower desires to extend the Maturity Date (the “Maturity Date Notice”), (ii) no Event of Default has occurred and is continuing as of the date of the Maturity Date Notice or the date the applicable Extension Term would commence and (iii) Borrower has delivered proof, reasonably satisfactory to Lender in all respects, that (A) the

Aggregate Debt Service Coverage as of the Payment Date which is immediately prior to the Maturity Date is 1.05 to 1.00 (assuming for purposes of such calculation, an interest rate of 8.20% per annum) or greater with respect to the exercise of the second Extension Option and 1.10 to 1.00 (assuming for purposes of such calculation, an interest rate of 8.20% per annum) or greater with respect to the exercise of the third Extension Option, (B) the Loan-to-Value Ratio (hereinafter defined) as of the Payment Date immediately prior to the Maturity Date is no greater than 80% with respect to the exercise of the second Extension Option and 75% with respect to the exercise of the third Extension Option, and (C) either the existing Rate Cap Agreement has been extended or a replacement Rate Cap Agreement has been obtained in form and substance substantially similar to the Rate Cap Agreement delivered on the Closing Date and issued by a cap provider having a long-term unsecured debt rating of “AA” (or its equivalent) by each Rating Agency with a LIBOR Rate strike price of 6.00% per annum and a term of not less than one (1) year (and if Lender is not the named beneficiary thereunder, the same has been pledged to Lender). Provided that all of the foregoing conditions have been satisfied, as determined by Lender in its reasonable discretion, following the giving of the Maturity Date Notice, the term “Maturity Date” when used herein and in the other Loan Documents shall mean the date to which the Maturity Date has been extended as if such date was the original Maturity Date set forth herein. As used herein “Loan-to-Value Ratio” shall mean the ratio of the unpaid principal amount of the Debt plus the unpaid principal balance of the Mortgage Loan to the value of the Property based on an appraisal prepared on behalf of Lender, but at the sole cost and expense of Borrower, by an appraiser reasonably satisfactory to Lender which is in form and substance reasonably acceptable to Lender. With respect to the second and third Extension Options, simultaneously with the delivery of the Maturity Date Notice, Borrower shall pay to Lender an extension fee in the amount of one-half percent (0.5%) of the outstanding principal balance of the Loan as of the date of the applicable Maturity Date Notice. In the event that Lender reasonably determines that the conditions set forth in this subsection (e) have not been satisfied (or otherwise waived by Lender), the applicable exercise of such Extension Option shall be of no further force or effect and any extension fee previously paid to Lender in connection with the subject extension request only and not any previously consented to extensions, less any actual costs incurred by Lender in connection with its review of Borrower’s request for an extension of the Maturity Date, shall be credited against the outstanding principal balance of the Loan at Maturity. All costs and expenses incurred in connection with each request for, and, if applicable, each extension of the Maturity Date, including without limitation, reasonable attorneys’ fees incurred by Lender and any sums incurred in connection with the extension or replacement of the Rate Cap Agreement (and, if applicable, the pledging of same to Lender) shall be at the sole cost and expense of Borrower and shall be paid by Borrower to Lender within five (5) Business Days after written demand by Lender.

Section 2.2. Application of Payments.

(a) Each and every payment (a “Payment”) made by Borrower to Lender in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the Debt, shall be applied as follows:

(1) Payments other than Unscheduled Payments shall be applied (i) first, to all interest (other than Default Rate Interest) which shall be due and payable with respect to the Loan Amount pursuant to the terms hereof as of the date the Payment is received (including any Interest Shortfalls and interest thereon to the extent permitted by applicable law), (ii) second, to all Late Charges, Default Rate Interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clause (i) of this Section 2.2(a)(1)) in such order and priority as determined by Lender in its sole discretion, and (iii) on the Maturity Date, to the Loan Amount until the Loan Amount has been paid in full.

(2) Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan Amount to amortize the Loan Amount.

(b) To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.

Section 2.3. Prepayments.

The Debt may not be prepaid, in whole or in part, except as set forth in Article VI of the Security Instrument.

Section 2.4. Indemnity.

Borrower agrees to indemnify Lender and to hold it harmless from any cost, loss or expense which Lender may sustain or incur as a consequence of (a) Borrower making a payment or prepayment of principal on the Loan on a day which is not a Payment Date with respect thereto, (b) default by Borrower in making any prepayment after Borrower has given a notice of prepayment, and (c) any acceleration of the maturity of the Loan by Lender in accordance with the terms of this Note and the other Loan Documents, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loan and from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan hereunder.

Section 2.5. Increased Cost and Reduced Return.

(a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, or any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBOR Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the London interbank market any other condition affecting any loan bearing interest based upon the LIBOR Rate, and the result of any of the foregoing is to increase the cost to Lender of maintaining the Loan at the Interest Rate (based upon the LIBOR Rate), or to reduce the amount of any sum received or receivable by Lender under this Note with respect thereto, by an amount deemed by Lender to be material, then, within ten (10) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

(b) If Lender shall have determined that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Lender (or its Parent) as a consequence of Lender’s obligations hereunder to a level below that which Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its Parent) for such reduction.

(c) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 2.5. A certificate of Lender claiming compensation under either Sections 2.5(a) or 2.5(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Lender pursuant to this Section 2.5(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.5(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.5(b), (A) set forth at least the same amount of detail in respect of the calculation of such amount as Lender provides in similar circumstances to other similarly situated borrowers from Lender, and (B) include a statement by Lender that it has allocated to the Loan a proportionately equal amount of any reduction of the rate of return on Lender’s capital due to a Capital Adequacy Rule as it has allocated to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule.

Section 2.6. Deposits Unavailable.

In the event, and on each occasion, that (a) Lender shall have determined that Dollar deposits in the principal amounts of the Loan are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Lender determines that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining the Loan at the Interest Rate (based upon the LIBOR Rate) during such month, Lender shall, as soon as practicable thereafter, give written notice of such determination to Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the interest rate applicable to the immediately preceding Interest Accrual Period.

Section 2.7. Illegality.

If, on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to maintain the Loan at the Interest Rate (based upon the LIBOR Rate), Lender shall forthwith give notice thereof to Borrower. If Lender shall determine that it may not lawfully continue to maintain the Loan at the Interest Rate (based upon the LIBOR Rate) to maturity and shall so specify in such notice, the Loan shall bear interest at the interest rate applicable to the immediately preceding Interest Accrual Period.

SECTION 3. DEFAULTS

Section 3.1. Events of Default.

This Note is secured by, among other things, the Security Instrument which specifies various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under the Security Instrument or any one or more of the other Loan Documents shall be an Event of Default hereunder.

Section 3.2. Remedies.

If an Event of Default shall occur hereunder or under any other Loan Document, the Principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Lender, immediately and without notice to Borrower, accrue interest at the Default Rate until such Event of Default is cured or if not cured or such cure is not accepted by Lender, until the repayment of the Debt. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Security Instrument, or any other Loan Document, nor shall it be construed to limit in any way the application of the Default Rate.

SECTION 4. EXCULPATION

Section 4.1. Exculpation.

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Borrower hereunder shall be non-recourse except with respect to the Property and as otherwise provided in Section 8.01 of the Security Instrument, the terms of which are incorporated herein.

SECTION 5. MISCELLANEOUS

Section 5.1. Further Assurances.

Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Borrower’s obligations under this Note or any other Loan Documents.

Section 5.2. Modification, Waiver in Writing.

To the extent permitted by applicable law, no modification, amendment, extension, discharge, termination or waiver (a “Modification”) of any provision of this Note, the Security Instrument or any one or more of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Lender does not hereby agree to, nor does Lender hereby commit itself to, enter into any Modification. However, in the event Lender does ever agree to a Modification, such Modification shall only be upon the terms and conditions set forth in the Security Instrument.

Section 5.3. Costs of Collection.

Borrower agrees to pay all costs and expenses of collection incurred by Lender, in addition to principal, interest and late or delinquency charges (including, without limitation, reasonable attorneys’ fees and disbursements) and including all costs and expenses incurred in connection with the pursuit by Lender of any of its rights or remedies referred to in Section 3 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Lender’s collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, together with interest at the Default Rate thereon, and also shall be secured by the Security Instrument and all other collateral at any time held by Lender as security for Borrower’s obligations to Lender.

Section 5.4. Maximum Amount.

(a) It is the intention of Borrower and Lender to conform strictly to the usury and similar laws relating to interest and the collection of other charges from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lender as interest or other charges hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest or other charges paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all charges and other sums paid or agreed to be paid hereunder to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 5.4 shall control and supersede every other provision of all agreements between Borrower or any endorser and Lender.

(b) If under any circumstances Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Borrower in favor of Lender, and shall be so applied in accordance with Section 2.2 hereof, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Borrower in favor of Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower.

Section 5.5. Waivers.

Borrower hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

Section 5.6. Governing Law.

This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts made and performed in such State and any applicable law of the United States of America.

Section 5.7. Headings.

The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.8. Assignment.

Lender shall have the right to transfer, sell and assign this Note, the Security Instrument and/or any of the other Loan Documents or any interest therein, and the obligations hereunder, to any Person. All references to “Lender” hereunder shall be deemed to include the assigns of the Lender. Notwithstanding the foregoing, Borrower shall be entitled to continue to make all payments required hereunder in accordance with the terms hereof unless and until Borrower is notified of such transferee’s or assignee’s new payment instructions.

Section 5.9. Severability.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Section 5.10. Joint and Several.

If Borrower consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

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IN WITNESS WHEREOF, this Note has been duly executed by the Borrower the day and year first written above.

BORROWER:

VRP BAYSHORE CLUB HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Martin S. Burger
	Name:	Martin S. Burger
	Title:	Authorized Signatory

VRP SUMMERHILL VILLAS HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Martin S. Burger
	Name:	Martin S. Burger
	Title:	Authorized Signatory